DELAWARE GROUP(r) EQUITY FUNDS IV

FORM N-SAR
Annual Period Ended January 31, 2011

SUB-ITEM 77K:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware Group(r) Equity Funds IV (the
"Fund") effective May 20, 2010.  At a meeting held on May 20, 2010, the Board of Trustees of the Fund, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLC
("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending September 30, 2010.  During the fiscal years ended September 30, 2009 and
September 30, 2010, E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77M:   MERGERS

Delaware Trend Fund (a series of Delaware Group Equity Funds III) merged into Delaware Smid
Cap Growth Fund on October 11, 2010.  Information regarding this merger is incorporated by reference to an N-14 filing on June 4, 2010 (SEC Accession No. 0001450791-10-000078) and a
497(e) filing on May 21, 2010 (SEC Accession No. 0000027937-10-000006), both with the U.S.
Securities and Exchange Commission.

SUB-ITEM 77Q1(f):   EXHIBITS

Exhibit to Form N-SAR filed in response to N-SAR Item 77K attached as Exhibit.

WS: MFG_Philadelphia: 848679: v1

WS: MFG_Philadelphia: 848679: v1